UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2015

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointment

On December 1, 2015, the board of directors of the general partner (the “General Partner”) of Sanchez Production Partners LP (the “Partnership”) appointed Gerald F. Willinger, age 47, as Chief Executive Officer of the General Partner.  Mr. Willinger had been serving as Interim Chief Executive Officer of the General Partner since April 1, 2015.

Mr. Willinger has been a member of the board of directors of the General Partner since March 2015 and the board of managers of the Partnership’s predecessor-in-interest since August 2013.  Mr. Willinger is currently a Managing Partner of Sanchez Capital Advisors, LLC and Manager and Co-founder of Sanchez Resources, LLC, an oil and gas company, since February 2010.  Mr. Willinger currently serves as a Director of Sanchez Resources.  From 1998 to 2000, Mr. Willinger was an investment banker with Goldman, Sachs & Co.  Mr. Willinger served in various private equity investment management roles at MidOcean Partners, LLC and its predecessor entity, DB Capital Partners, LLC, from 2000 to 2003 and at the Cypress Group, LLC from 2003 to 2006.  Prior to joining Sanchez Capital Advisors, LLC, Mr. Willinger was a Senior Analyst for Silver Point Capital, LLC, a credit-opportunity fund, from 2006 to 2009.

Except in connection with the equity awards described below, neither the Partnership nor the General Partner has agreed to provide any compensation to Mr. Willinger for his service as Chief Executive Officer, and none of his compensation is allocated to the Partnership for reimbursement under the Partnership’s Amended and Restated Shared Services Agreement, dated March 6, 2015 with SP Holdings, LLC.

Equity Awards

On December 1, 2015, the board of directors of the General Partner approved the grant of restricted units pursuant to the Sanchez Production Partners LP Long-Term Incentive Plan (the “Plan”) to, among other employees and service providers, certain executive officers of the General Partner, as indicated in the following table:

Award Recipient	Title	Number of Restricted Units
Antonio R. Sanchez, III	Chairman of the Board	33,703
Gerald F. Willinger	Chief Executive Officer	33,703
Patricio D. Sanchez	Chief Operating Officer	33,703
Charles C. Ward	Chief Financial Officer	15,000
Kirsten A. Hink	Chief Accounting Officer	12,500

In addition, Eduardo Sanchez, a member of the General Partner’s board of directors, was awarded 33,703 restricted units in connection with the services that he provides to the General Partner and the Partnership as an employee of Sanchez Oil & Gas Corporation, which provides operational and technical support to the Partnership.

The grants of the restricted units were made pursuant to an Award Agreement Relating to Restricted Units (the “Award Agreement”).  The restricted units will vest pro-rata over a three-year period.  Except in connection with a change in control (as defined in the Plan) or in the  discretion of the board of directors of the General Partner, any unvested restricted units will be forfeited upon such time as the grantee is no longer an officer, employee, consultant or director of the Partnership, the General Partner, any of their affiliates or any other person performing bona fide services for the Partnership and its subsidiaries.

The foregoing description of the Award Agreement is not complete and is qualified in its entirety by reference to the full text of the Award Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Award Agreement Relating to Restricted Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP
By: Sanchez Production Partners GP LLC, its general partner

Date: December 3, 2015	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1	Form of Award Agreement Relating to Restricted Units